Know all by these presents, that the undersigned hereby constitutes and appoints each of Thomas E.  Lippard  and  Daniel E.  Rosati,  Executive  Vice  President,
Secretary and General  Counsel and Executive Vice President and Chief  Financial
Officer,  respectively, of TMS International Corp. (the "Company"), or either of them signing singly,  and with full power of substitution,  as the undersigned's true and lawful attorney-in-fact to:

     1.   prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
          "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) or 13(d) of the Securities Exchange
          Act of 1934, as amended (the "Act") or any rule or regulation of the
          SEC;

     2.   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4 and
          5 in accordance with Section 16(a) of the Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company, including
          Schedules 13(g) and 13(d);

     3.   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to (i) complete and execute any such Form 3, 4, 5 or Schedule 13(g) or 13(d) or other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company, (ii) complete and execute any amendment or amendments thereto, and (iii) timely file such forms or reports with the SEC and any stock exchange or similar authority; and

     4.   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
          attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or evocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13(g) or
13(d) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of February, 2012.

                                        /s/ Herbert K. Parker
                                        ---------------------------------------
                                        Name: Herbert K. Parker